EX 99.1

PREFERRED STOCK

We are authorized to issue 10,000,000 shares of preferred stock, par value of $0.001 per share. As of February 7,  2014 we have no shares of preferred stock issued and outstanding.

EMPIRICAL VENTURES, INC.
CERTIFICATE OF DESIGNATION

of the Relative Rights and Preferences of the Non Convertible, Non Redeemable, Non Callable
Class A Preferred Stock

The undersigned, Directors of Empirical Ventures, Inc., a Nevada corporation (the “Corporation”) does hereby certify that, pursuant to the authority conferred upon the board of directors by the Articles of Incorporation of the Corporation, the following resolution creating a Class of Preferred Stock was duly adopted by the Board of Directors of the Corporation on February 7, 2014.

RESOLVED, that pursuant to the authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation and bylaws, the Board of Directors does hereby provide for the designation of a Class of preferred stock to be named “Class A Preferred Stock” (the “Class A Preferred Stock”) consisting of Two Million, (2,000,000) shares, to the extent that the designation, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Class A Preferred Stock are not stated in the Articles of Incorporation, the Board of Directors does hereby fix and herein state and express such designation, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions as follows:

           1.Dividend Provisions.

1.1  Subject to the rights of Class of Preferred Stock which may from time to time come into existence, the holders of shares of Class A Preferred Stock shall not be entitled to receive dividends.

           2. Liquidation

2.1  Participation Rights.  In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of Class of Preferred Stock that may from time to time come into existence, the holders of the Class A Preferred Stock shall not be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof.

2.2  Certain Acquisitions.

(i) Deemed Liquidation.  For purposes of this Section 2, a merger, acquisition or sale of voting control or sale of substantially all of the assets of the Corporation, or any other transaction or Class of related transactions in which the shareholders of the Corporation do not own a majority of the outstanding shares of the surviving corporation (a “Sale of the Corporation”) shall be deemed to be a liquidation.

(ii) Valuation of Consideration.  In the event of a deemed liquidation as described in Section 2.2(i), if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors of the Corporation.

(iii) Notice of Transaction.  The Corporation shall give each holder of record of Class A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction.  The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes.  The transaction shall in no event take place sooner that twenty (20) days after the Corporation has given the first notice provided for herein or sooner than twenty (20) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all of the outstanding shares of such Preferred Stock.

3.Conversion.  The holders of the Class A Preferred Stock shall not have conversion rights to convert to Voting Common Stock (the “Class A Conversion Rights”):

                                3.1 Issuances of Additional Stock. If the Corporation shall issue, after the date upon which any shares of Class A Preferred Stock were first issued (the “Purchase Date” with respect to such Class), any additional stock for any reason before shareholders have consented to the increase in authorized capital, the Class A Preferred Shares will automatically be eligible to one hundred votes per Class A Preferred Share.

3.2  Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction) provision shall be made so that the holders of the Class A Preferred Stock shall thereafter be entitled to receive recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section with respect to the rights if the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section  (including adjustments of the Class A Preferred Stock) then in effect  shall be applicable after that event and be as nearly equivalent as practicable.

                        3.3 No Impairment.  The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the Class A Preferred Stock holders of against impairment.

3.4  Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or  other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or any other right, the Corporation shall mail to each holder of Class A Preferred Stock, at least ten (10) days prior to the date specified therein.

3.5  Notices.  Any notice required by the provisions of this Section 3 to be given to the holders of shares of Class A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4.Voting Rights.  Except as otherwise provided to Section 5 below, the holder of each share of Class A Preferred Stock shall be entitled to one hundred (100) votes per share held.

5.  Protective Provisions.  Subject to the rights of any other Class of Preferred Stock which may from time to time come into existence, so long as any  of the 2,000,000 shares of Class A Preferred Stock are outstanding (as adjusted for stock splits, or recapitalizations), the Corporation shall not:

5.1  without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Class A Preferred Stock, voting together as a class:

(i)  create (by classification or to otherwise) any new class or Class of shares having rights, preferences or privileges senior to the Class A Preferred Stock;

(ii)  alter or change the rights, preferences or privileges of the Class A Preferred Stock; or

(iii)  amend the Corporation’s Articles of Incorporation or bylaws in a manner which materially adversely affects the holders of the Class A Preferred Stock, or which results in the payment or declaration of any dividend on any shares of Common Stock or Preferred Stock.

                   (iv) remove the Chairman, President or CEO from the board of directors or remove as an officer of the company or as allowed by Nevada Revised Statyes (NRS), a vote of the majority of the issued and outstanding Class A Preferred Stock is required, unless the officer's or director's removal is deemed to be that of a criminal nature.

5.2  without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock and Common Stock, voting together as a class:

(i)  approve any Sale of the Corporation, not otherwise requiring the approval as set forth in Section 5.1, above;

(ii) liquidate or wind-up the Corporation; or

(iii)   purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true as of the 7th day of February 2014.

Empirical Ventures, Inc.

Dated: February 7, 2014                                                                       /s/ Peter Schulhof
Peter Schulhof - Director

Dated:  February 7, 2014                                                                      /s/Stewart Irvine
Stewart Irvine – Director

Dated: February 7, 2014                                                                       /s/ Derek Ward
Derek Ward - Director

Dated: February 7, 2014                                                                       /s/ Anthony Jackson
Anthony Jackson – Director